Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 146 to the Registration Statement on Form N-1A of Fidelity Devonshire Trust: Fidelity Mid Cap Value Fund and Fidelity Stock Selector Large Cap Value Fund of our reports dated March 14, 2014; Fidelity Series Stock Selector Large Cap Value Fund of our report dated March 17, 2014; Fidelity Advisor Series Stock Selector Large Cap Value Fund of our report dated March 18, 2014 and Fidelity Equity-Income Fund of our report dated March 19, 2014 relating to the financial statements and financial highlights included in the January 31, 2014 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts March 26, 2014